As filed with the Securities and Exchange Commission on April 18, 2001

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             ROPER INDUSTRIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    51-0263969
            --------                                    ----------
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                              160 Ben Burton Road
                             Bogart, Georgia 30622
                             ---------------------
                    (Address of principal executive offices)

                 Roper Industries, Inc. 1991 Stock Option Plan
                 ---------------------------------------------
                            (Full Title of the Plan)

                               Martin S. Headley
                   Vice President and Chief Financial Officer
                             Roper Industries, Inc.
                              160 Ben Burton Road
                             Bogart, Georgia 30622
                                 (706) 369-7170
                 (Name, address and telephone number, including
                        area code, of agent for service)
                           __________________________

                              Copies Requested to:
                            Gabriel Dumitrescu, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                Sixteenth Floor
                           191 Peachtree Street, N.E.
                            Atlanta, Georgia  30303

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering          Amount of
 be Registered(1)             Registered              Share(2)                Price(2)            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Shares of Common Stock         500,000                 $36.00                $18,000,000.00           $4,500.00
====================================================================================================================

(1) Representing shares of the Registrant's common stock, $.01 par value per share (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1991 Stock Option Plan (the "Plan"). Pursuant to a separate Registration Statement on Form S-8 (Reg. No. 33-78026), the Registrant previously registered 3,000,000 shares of Common Stock not included in the above figure subject to issuance under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange on April 10, 2001.

Incorporation by reference of contents of Registration Statement on Form S-8 (File No. 33-78026).

  The contents of the Registration Statement on Form S-8 filed by the Registrant on April 18, 1994 (File No. 33-78026) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement.

         Exhibit
         Number    Description of Exhibit
         -------   ----------------------

           4.1 Amended and Restated Certificate of Incorporation including Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock (Incorporated by reference to
                   Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed January 21, 1998).

           4.2 By-Laws Amended and Restated as of February 22, 2000 (Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed September 13, 2000).

           5 Opinion of Counsel with respect to the securities being registered.

           23.1    Consent of KPMG LLP.

           23.2    Consent of Arthur Andersen LLP.

           23.3    Consent of Counsel (included in Exhibit 5).

           24 Power of Attorney (see signature pages to this Registration Statement).

           99.1    Amended 1991 Stock Option Plan (incorporated by reference to
                   Exhibit 10.2 to the Registrant's Annual Report on Form 10-K filed January 21, 1998).

                                 SIGNATURES
                                 ----------

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bogart, State of Georgia, on the 10th day of April, 2001.

                                        ROPER INDUSTRIES, INC.


                                        By: /s/ Derrick N. Key
                                           ------------------------------
                                           Derrick N. Key
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

  KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derrick N. Key and Martin S. Headley, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                   Title                               Date
--------------------------------        -----------------------------------        --------------------

                                        Chairman of the Board of                  April 10, 2001
/s/ Derrick N. Key                      Directors, President and Chief
--------------------------------        Executive Officer
Derrick N. Key


/s/ Martin S. Headley                   Vice President and Chief Financial        April 10, 2001
--------------------------------        Officer
Martin S. Headley


/s/ Kevin G. McHugh                    Controller                                April 10, 2001
--------------------------------
Kevin G. McHugh


/s/ W. Lawrence Banks                  Director                                  April 10, 2001
--------------------------------
W. Lawrence Banks


/s/ Luitpold von Braun                 Director                                  April 10, 2001
--------------------------------
Luitpold von Braun


/s/ Donald G. Calder                   Director                                  April 10, 2001
--------------------------------
Donald G. Calder


/s/ John F. Fort, III                  Director                                  April 10, 2001
--------------------------------
John F. Fort, III


/s/ Wilbur J. Prezzano                 Director                                  April 10, 2001
--------------------------------
Wilbur J. Prezzano


/s/ Georg Graf Schall Riaucour         Director                                  April 10, 2001
--------------------------------
Georg Graf Schall Riaucour


/s/ Eriberto R. Scocimara              Director                                  April 10, 2001
--------------------------------
Eriberto R. Scocimara


/s/ Christopher Wright                Director
--------------------------------                                                  April 10, 2001
Christopher Wright


                                 Exhibit Index
                                 -------------


Exhibit
Number     Description of Exhibit
------     ----------------------

 4.1 Amended and Restated Certificate of Incorporation including Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed January 21, 1998).

 4.2 By-Laws Amended and Restated as of February 22, 2000 (Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed September 13, 2000.

 5         Opinion of Counsel with respect to the securities being registered.

23.1       Consent of KPMG LLP.

23.2       Consent of Arthur Andersen LLP.

23.3       Consent of Counsel (included in Exhibit 5).

24         Power of Attorney (see signature pages to this Registration
           Statement).

99.1       Amended 1991 Stock Option Plan (incorporated by reference to
           Exhibit 10.2 to the Registrant's Annual Report on Form 10-K filed January 21, 1998).